DEAN HELLER                                    FILE NO. C5481-2004
Secretary of State                             Filed March 3, 2004
206 North Carson Street
Carson City, Nevada 89601-4299
(775) 684-5708


                      ARTICLES OF INCORPORATION
                        (PURSUANT TO NRS 78)



1.  Name of Corporation:  Thai One On, Inc.

2. Resident Agent Name and Street Address: Resident Agents of Nevada, Inc., #83364, 711 S. Carson St., Suite 4, Carson City, Nevada 89701.

3. Shares: Number of shares with par value: 25,000,000 common shares, par value $0.001 per share.

4.  Names and Addresses of Board of Directors:

    David Knapfel
    14C Heritage Condominium
    Sukhumvit Soi 8
    Bangkok, Thailand 10110

    Evon Au
    14C Heritage Condominium
    Sukhumvit Soi 8
    Bangkok, Thailand 10110

    Au E-Mun
    17 USJ 16/2P
    Subanj Jaya
    Selangor, Malaysia 47630

5. Purpose: The purpose of this Corporation shall be to engage in any lawful activity.

6.  Names, Address and Signature of Incorporator:

    Sandra L. Miller             /s/ Sandra L. Miller
    711 S. Carson St., Suite 4
    Carson City, Nevada 89701

7.  Certificate of Acceptance of Appointment of Resident Agent

    I hereby accept appointment as Resident Agent for the above-named corporation.

    /s/ Sandra L. Miller        Dated: March 3, 2004